Exhibit 10.15

December 11, 2008

[Holder name]

[Holder address]

Subject:                                                     Side Letter Agreement to the 10% Senior Secured Convertible Note between Precision Optics Corporation, Inc. and the Holder signatory thereto, dated June 25, 2008.

Dear Holder:

This Side Letter Agreement entered into on December 11, 2008, by and between Precision Optics Corporation, Inc. and the Holder signatory to the 10% Senior Secured Convertible Note, dated June 25, 2008 (the “Note”), will serve to modify the first paragraph of the Note to remedy a drafting mistake in the Note. Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Note.

The last sentence in the above-described paragraph is hereby modified as follows:

At the option of the Holder, accrued interest on this Note may be paid in newly issued, fully paid and nonassessable shares of Common Stock calculated in accordance with Section 4 herein.

No other terms, rights or provisions of the Note are or should be considered to have been modified by the terms of this Side Letter Agreement and each party retains all other rights, obligations, privileges and duties contained in the Agreement.

Agreed and Accepted on December 11, 2008:

Very truly yours,
Precision Optics Corporation, Inc.

Name: Richard E. Forkey

/s/ Richard E. Forkey

Name: Richard E. Forkey
Title: President and Chief Executive Officer

December 11, 2008
Date

Agreed to and Accepted by:

Special Situations Fund III QP, L.P.

/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

December 17, 2008
Date

Special Situations Private Equity Fund, L.P.

/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

December 17, 2008
Date

/s/ Arnold Schumsky
Name: Arnold Schumsky

December 16, 2008
Date